Exhibit 99.1

COMBIMATRIX CORPORATION 300 GODDARD, SUITE 100 IRVINE, CA 92618

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMBIMATRIX CORPORATION

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1.    To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017, by and among Invitae Corporation, Coronado Merger Sub, Inc. and CombiMatrix Corporation, as such agreement may be amended from time to time, and the transactions contemplated thereby, including the merger of Coronado Merger Sub, Inc. with and into CombiMatrix Corporation, with CombiMatrix Corporation surviving as a wholly owned subsidiary of Invitae Corporation (the “Merger”).

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2.    To approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to CombiMatrix Corporation’s named executive officers in connection with the Merger, as described in the proxy statement.

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3.    To approve the possible adjournment of the special meeting, including, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

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NOTE: In their discretion, the proxies are authorized to vote upon other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

COMBIMATRIX CORPORATION

Special Meeting of Stockholders

                , 2017        [AM/PM]

This proxy is solicited by the Board of Directors

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying proxy statement and hereby appoints Mark McDonough and Scott Burell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common stock of COMBIMATRIX CORPORATION that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, beginning at [a.m./p.m.] local time and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and at the discretion of your proxy on any other matter that may be properly brought before the Special Meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side